UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2021
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Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices and Zip Code)
(212) 832-3232
(Registrant's Telephone Number, Including Area Code)

_________________________________________ (Former Name or Former Address, if Changed Since Last Report)
  ________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CNS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2021, Cohen & Steers, Inc. (the Company) announced that Robert H. Steers, the Chief Executive Officer of the Company and a member of its Board of Directors, is taking a medical leave of absence. In connection with Mr. Steers’ leave of absence, on February 21, 2021 the Company’s Board of Directors appointed Joseph M. Harvey, the Company’s President and a member of its Board of Directors, as Acting Chief Executive Officer.

Mr. Harvey, age 57, has been President of the Company since 2003 and a member of the Board of Directors since 2019. Having joined the Company in 1992, Mr. Harvey previously served as a portfolio manager from 1998 to 2016 and as Chief Investment Officer from 2003 to 2019. Mr. Harvey also serves as a Vice President and director of each of the Company’s U.S. registered open-end and closed-end funds.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on February 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: February 22, 2021	By:	/s/ Francis C. Poli
Name: Francis C. Poli Title: General Counsel and Secretary